EXHIBIT 23
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								   EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Seventh Generation, Inc. and subsidiary on Form S-8 (File No. 33-85748) of our report dated February 21, 1997, on our audits of the consolidated financial statements of Seventh Generation, Inc. as of December 31, 1996 and December 31, 1995, and for the years then ended, which report is included in this Annual Report on Form 10-KSB.



/s/ Coopers & Lybrand, L.L.P.
Albany, NY 12207
March 12, 1997


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